UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ARC REALTY FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	46-1406086
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Ave., New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-186111

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

ARC Realty Finance Trust, Inc. (the “Registrant”) hereby incorporates herein the description of the Registrant’s common stock, $0.01 par value per share, by reference to the “Description of Capital Stock” and “Share Repurchase Program” sections of the prospectus contained in the Registrant’s registration statement on Form S-11, as declared effective by the Securities and Exchange Commission (the “SEC”) on February 12, 2013 (Registration No. 333-186111) and all amendments to such registration statement subsequently filed with the SEC (together, the “Registration Statement”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

Exhibit No.	Description
1.	Amended and Restated Articles of Amendment and Restatement(1)
2.	Bylaws(2)
3.	Second Amended and Restated Subscription Escrow Agreement dated as of July 26, 2013(3)
4.	Employee and Director Incentive Restricted Share Plan of ARC Realty Finance Trust, Inc.(4)
5.	Form of Restricted Share Award Agreement Pursuant to the Employee and Director Incentive Restricted Share Plan of ARC Realty Finance Trust, Inc.(5)
6.	Distribution Reinvestment Plan dated as of February 12, 2013(6)
7.	ARC Realty Finance Trust, Inc. Subscription Agreement(7)
8.	Multi-Offering Subscription Agreement(8)
9.	Share Repurchase Program(9)

_________________________

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 15, 2013.
(2)	Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11/A filed with the SEC on January 22, 2013.
(3)	Incorporated by reference to Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 13, 2013.
(4)	Incorporated by reference to Exhibit 10.3 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 15, 2013.
(5)	Incorporated by reference to Exhibit 10.6 to the Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 15, 2013.
(6)	Incorporated by reference to Appendix B to the Registrant’s prospectus filed with the SEC on April 23, 2014.
(7)	Incorporated by reference to Appendix C-1 to the Registrant’s prospectus filed with the SEC on April 23, 2014.
(8)	Incorporated by reference to Appendix C-2 to the Registrant’s prospectus filed with the SEC on April 23, 2014.
(9)	Incorporated by reference from the description under “Share Repurchase Program” in the Registrant’s prospectus filed with the SEC on April 23, 2014.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARC REALTY FINANCE TRUST, INC.

Date: April 28, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of
The Board of Directors

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